Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

(Including the Associated Rights to Purchase Preferred Stock)

of

PARALLEL PETROLEUM CORPORATION

to

PLLL ACQUISITION CO.,

a wholly owned subsidiary of

PLLL HOLDINGS, LLC

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 22, 2009 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Disbursing Agent”) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Disbursing Agent. See Section 3 of the Offer to Purchase.

The Disbursing Agent for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

By Facsimile Transmission:

(for eligible institutions only)

617-360-6810

Confirm Facsimile By Telephone:

781-575-2332

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Disbursing Agent.

This Notice of Guaranteed Delivery to the Disbursing Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Disbursing Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Disbursing Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The Guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to PLLL Acquisition Co., a Delaware corporation and a wholly owned subsidiary of PLLL Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 24, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of Parallel Petroleum Corporation, a Delaware corporation (the “Company”), including the associated rights to purchase preferred stock (collectively, the “Shares”), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s):

Certificate No(s). (if available):

(please type or print)

☐ Check if securities will be tendered by book-entry transfer	Address(es):

Name of Tendering Institution:	(zip code)
Area Code and Telephone No.(s):
Account No.:

Dated:

Signature(s):

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GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a firm that is a member of or participant in a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Disbursing Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or all tendered Shares pursuant to the procedure for book-entry transfer into the Disbursing Agent’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Select Market trading days after the date hereof.

Name of Firm:

Address:

(zip code)

(Authorized Signature)

Name:
(please type or print)

Title:

Area Code and Tel. No.:

Date:

Note:	Do not send certificates for Shares with this Notice of Guaranteed Delivery. Certificates for Shares should be sent with your Letter of Transmittal.

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